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                                                                    EXHIBIT 99.4


                          NOTICE OF GUARANTEED DELIVERY

                                  for Tender of
                    8 1/2% Senior Subordinated Notes Due 2009
                            (the "outstanding notes")

                                       of

                              Susquehanna Media Co.


         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender outstanding notes pursuant to the exchange offer described in the prospectus dated _________, 1999 (as the same may be amended or supplemented from time to time, the "prospectus") of Susquehanna Media Co., a Delaware corporation ("Susquehanna Media"), if certificates for the outstanding notes are not immediately available, or time will not permit the outstanding notes, the Letter of Transmittal and all other required documents to be delivered to Chase Manhattan Trust Company, National Association (the "exchange agent") prior to 5:00 p.m., New York City time, on _________, 1999 or such later date and time to which the exchange offer may be extended (the "expiration date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the exchange agent, and must be received by the exchange agent prior to the expiration date. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes" in the prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the prospectus.

                               The exchange agent
                           for the exchange offer is:

               CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION

            By Facsimile:                                By Mail or Hand:

           (215) 972-8372                Chase Manhattan Trust Company, National Association
     Attention: Joseph C. Progar                        1650 Market Street
Confirm by Telephone to: (215) 988-1317             One Liberty Place, Suite 5210
                                                   Philadelphia, Pennsylvania 19103
                                                     Attention: Joseph C. Progar

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto,
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such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


Ladies and Gentlemen:

The undersigned hereby tenders to Susquehanna Media, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal, the outstanding notes indicated below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer - Procedures for Tendering Outstanding Notes."

Name(s) of Registered Holder(s):________________________________________________
                                             (Please Print or Type)

Signature(s):___________________________________________________________________

Address(es):____________________________________________________________________

________________________________________________________________________________

Area Code(s) and Telephone Number(s):___________________________________________

Account Number:_________________________________________________________________

Date:___________________________________________________________________________

Certificate No(s).                         Principal Amount of Outstanding
(if available)                             Notes Tendered *

_____________________________________      _____________________________________
_____________________________________      _____________________________________
_____________________________________      _____________________________________
_____________________________________      _____________________________________
_____________________________________      _____________________________________
_____________________________________      _____________________________________

* Must be in integral multiples of $1,000 principal amount.

                              GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the exchange agent the certificates representing the outstanding notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such outstanding notes, into the exchange agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile


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thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.


Name of Firm:_____________________________   ___________________________________
                                                     Authorized Signature

Address:__________________________________   Name:______________________________
                                                      Please Print or Type

__________________________________________   Title:_____________________________

Telephone Number:_________________________   Dated:_____________________________


The institution that completes this form must communicate the guarantee to the exchange agent and must deliver the certificates representing any outstanding notes (or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC) and the Letter of Transmittal to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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